UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 28, 2011

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2011, SurModics, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”), amending and modifying the unsecured revolving credit facility governed by that certain Credit Agreement by and between the Company and Wells Fargo, dated as of February 27, 2009 (the “Credit Agreement”).
     The Amendment (a) extends the term of the credit facility to March 31, 2012, (b) limits borrowings under the credit facility to $15,000,000, (c) waives certain events of default associated with certain financial covenants set forth in the Credit Agreement, (d) amends and expands certain of the affirmative and negative covenants included in the Credit Agreement, including certain financial covenants which require the Company to meet certain financial tests, and covenants limiting the Company’s ability to make certain restricted payments, including dividends. No borrowings have yet been made under the credit facility.
     The foregoing description is qualified in its entirety by reference to the First Amendment to Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1	First Amendment to Credit Agreement dated as of February 28, 2011, by and between SurModics, Inc. and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: March 4, 2011	/s/ Philip D. Ankeny
Philip D. Ankeny
Sr. Vice President, Chief Financial Officer